Exhibit 99

Contact:	610-337-1000	For Immediate Release:
	Robert W. Krick, ext. 3645	April 25, 2007
Brenda A. Blake, ext. 3202
AmeriGas Partners Reports Record Second Quarter Results, Updates 2007 Guidance
VALLEY FORGE, Pa., April 25 — AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported net income for the second fiscal quarter ended March 31, 2007 of $119.9 million, compared to net income of $78.8 million for the same period last year. Last year’s results included a loss on the early extinguishment of debt of $17.1 million related to a refinancing of long-term debt. Excluding the loss on the early extinguishment of debt, second quarter 2006 net income was $95.9 million.
The Partnership’s earnings before interest expense, income taxes, depreciation and amortization (EBITDA) were $156.4 million for the second fiscal quarter of 2007 compared to EBITDA of $116.2 million a year ago. EBITDA for the prior-year quarter, excluding the loss on the early extinguishment of debt, was $133.2 million. For the three months ended March 31, 2007, retail volumes sold increased to 370.1 million gallons from 341.4 million gallons sold in the prior-year period. Weather was 3.7% warmer than normal during the recent quarter compared to weather that was 12.1% warmer than normal in the prior-year period, according to the National Oceanic and Atmospheric Administration (NOAA).
Eugene V. N. Bissell, chief executive officer of AmeriGas, said, “I am happy to report record earnings for AmeriGas. During the second quarter, we exceeded our own expectations and earned the highest quarterly EBITDA in the history of the partnership. Based on these strong second quarter results, we now are forecasting EBITDA for the fiscal year ending September 30, 2007 to reach a new record range of $280 million to $290 million, excluding the previously-announced gain on the pending sale of our Arizona storage terminal. Today, AmeriGas announced a distribution increase of 5%. The increase, which is larger than our stated annual objective of 3%, allows us to share the record results directly with our unitholders.”
Revenues for the quarter were $809.8 million versus $718.1 million a year ago due to higher sales volumes and higher retail selling prices. Operating and administrative expenses increased $14.1 million during the quarter reflecting higher employee compensation and benefits expenses, higher vehicle expenses and repair and maintenance expenses.
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AmeriGas Partners Reports Record Second Quarter Results, Updates 2007 Guidance

AmeriGas Partners is the nation’s largest retail propane marketer, serving nearly 1.3 million customers from over 600 locations in 46 states. UGI Corporation (NYSE:UGI), through subsidiaries, owns 44% of the Partnership and individual unitholders own the remaining 56%.
AmeriGas Partners, L. P. will host its second quarter FY 2007 earnings conference call on Wednesday, April 25, 2007, at 4:00 PM ET. Interested parties may listen to a live audio broadcast of the conference call at http://www.shareholder.com/ugi/medialist.cfm. A telephonic replay of the call can be accessed approximately one hour after the completion of the call at 1-888-203-1112, passcode 1491571 (International replay 719-457-0820, passcode 1491571) through midnight Friday, April 27, 2007.
The financial table appended to this news release can be viewed directly at
http://www.shareholder.com/ugi/APU/2Q07FinancialTable.pdf.
This press release contains certain forward-looking statements which management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, price volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas and political, economic and regulatory conditions in the U. S. and abroad. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.
Comprehensive information about AmeriGas is available on the Internet at www.amerigas.com.

AP-06	###	4/25/07

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

	Three Months Ended		Six Months Ended		Twelve Months Ended
	March 31,		March 31,		March 31,
	2007	2006	2007	2006	2007	2006
Revenues:
Propane	$764,773	$678,417	$1,334,697	$1,266,774	$2,021,637	$1,905,305
Other	45,035	39,713	91,702	81,580	175,674	151,821

	809,808	718,130	1,426,399	1,348,354	2,197,311	2,057,126

Costs and expenses:
Cost of sales — propane	485,015	433,845	856,010	825,819	1,307,497	1,235,577
Cost of sales — other	15,289	13,467	33,000	29,282	70,181	58,628
Operating and administrative expenses	155,702	141,595	294,152	275,033	554,407	525,447
Depreciation	17,621	16,805	35,226	33,756	69,263	66,929
Amortization	953	1,111	1,915	2,413	4,161	5,117
Other (income), net	(4,032)	(5,018)	(8,424)	(8,939)	(15,784)	(17,264)

	670,548	601,805	1,211,879	1,157,364	1,989,725	1,874,434

Operating income	139,260	116,325	214,520	190,990	207,586	182,692
Loss on extinguishment of debt	—	(17,079)	—	(17,079)	—	(50,681)
Interest expense	(17,816)	(19,428)	(35,789)	(38,347)	(71,536)	(77,011)

Income before income taxes	121,444	79,818	178,731	135,564	136,050	55,000
Income tax (expense) benefit	(139)	(56)	(1,050)	(107)	(1,128)	512
Minority interests	(1,419)	(1,003)	(2,155)	(1,685)	(2,010)	(1,408)

Net income	$119,886	$78,759	$175,526	$133,772	$132,912	$54,104

General partner’s interest in net income (a)	$36,425	$17,287	$41,060	$22,823	$1,329	$541

Limited partners’ interest in net income (a)	$83,461	$61,472	$134,466	$110,949	$131,583	$53,563

Net income per limited partner unit (a)
Basic	$1.47	$1.08	$2.37	$1.95	$2.32	$0.96

Diluted	$1.47	$1.08	$2.37	$1.95	$2.31	$0.96

Average limited partner units outstanding:
Basic	56,822	56,797	56,814	56,797	56,806	55,755

Diluted	56,850	56,827	56,848	56,833	56,842	55,797

SUPPLEMENTAL INFORMATION:
Retail gallons sold (millions)	370.1	341.4	653.0	633.3	994.9	992.6
EBITDA (b) (c)	$156,415	$116,159	$249,506	$208,395	$279,000	$202,649
Distributable cash (b)	132,780	106,698	200,550	174,590	183,203	156,066
Capital expenditures:
Maintenance capital expenditures	5,819	7,112	13,167	12,537	24,261	20,253
Growth capital expenditures	11,336	10,404	25,524	23,064	49,539	42,896

(a)	In accordance with Emerging Issues Task Force Issue No. 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128” (“EITF 03-6”) the Partnership calculates net income per limited partner unit for each period according to distributions declared and participation rights in undistributed earnings, as if all of the earnings for the period had been distributed. In periods with undistributed earnings above certain levels, the calculation according to the two-class method results in an increased allocation of undistributed earnings per unit to the general partner and a dilution of the earnings per unit for the limited partners. The dilutive effect of EITF 03-6 on net income per diluted limited partner unit was $(0.62) and $(0.69) for the three and six months ended March 31, 2007, respectively, and $(0.29) and $(0.38) for the three and six months ended March 31, 2006, respectively.

(b)	EBITDA (earnings before interest expense, income taxes, depreciation and amortization) should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States. Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to compare the Partnership’s operating performance with other companies within the propane industry and to evaluate our ability to meet loan covenants.
(continued)

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)
(continued)

Management defines distributable cash as EBITDA less interest expense and maintenance capital expenditures and excluding losses on extinguishments of debt in connection with a refinancing. Maintenance capital expenditures are defined in the Partnership Agreement as expenditures made to maintain the operating capacity of the Partnership’s existing capital assets. Management believes distributable cash is a meaningful non-GAAP measure for evaluating the Partnership’s ability to declare and pay quarterly distributions. The Partnership’s definition of distributable cash may be different from that used by other entities.

The following table includes reconciliations of net income to EBITDA and distributable cash for all periods presented:

	Three Months Ended		Six Months Ended		Twelve Months Ended
	March 31,		March 31,		March 31,
	2007	2006	2007	2006	2007	2006
Net income	$119,886	$78,759	$175,526	$133,772	$132,912	$54,104
Income tax expense (benefit)	139	56	1,050	107	1,128	(512)
Interest expense	17,816	19,428	35,789	38,347	71,536	77,011
Depreciation	17,621	16,805	35,226	33,756	69,263	66,929
Amortization	953	1,111	1,915	2,413	4,161	5,117

EBITDA	156,415	116,159	249,506	208,395	279,000	202,649
Interest expense	(17,816)	(19,428)	(35,789)	(38,347)	(71,536)	(77,011)
Maintenance capital expenditures	(5,819)	(7,112)	(13,167)	(12,537)	(24,261)	(20,253)
Loss on extinguishment of debt	—	17,079	—	17,079	—	50,681

Distributable cash	$132,780	$106,698	$200,550	$174,590	$183,203	$156,066

(c)	The following table includes a reconciliation of forecasted net income to forecasted adjusted EBITDA for the fiscal year ending September 30, 2007:

Forecast
Fiscal
Year
Ending
September 30,
2007
Net income (estimate)	$139,000
Interest expense (estimate)	71,000
Income tax expense (estimate)	1,000
Depreciation (estimate)	70,000
Amortization (estimate)	4,000

Adjusted EBITDA (estimate)	$285,000